UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey		07407
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                Costs Associated with Exit or Disposal Activities.

Global Manufacturing Strategy

On December 30, 2008, Sealed Air Corporation (the “Company”) announced to its employees that it made the decision to close its Cedar Rapids, Iowa facility.  This project is part of the Company’s previously announced global manufacturing strategy.  The Company intends to relocate the work from the Cedar Rapids facility to several existing Company facilities in North America.  This transition is expected to occur gradually over the next six to ten months, at which time all manufacturing operations at the Cedar Rapids facility would cease.

As part of its global manufacturing strategy, the Company has been reviewing operating costs, strategic location, proximity to other facilities and technology levels.  The Company determined that implementing this project will enable the Company to improve productivity and optimize its geographical and technological resources to better meet its customers’ needs going forward.

The Company is not yet able to make a determination of the costs associated with this course of action.  The Company will provide estimates, or ranges of estimates, concerning the costs and charges expected to be incurred in connection with the program as additional information becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ Mary A. Coventry
	Name:	Mary A. Coventry
	Title:	Vice President

Dated: January 6, 2009